UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (d) of the

Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2008

CapSource Financial, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31730	84-1334453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Canyon Boulevard, Suite 103 Boulder, CO	80302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 245-0515

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As disclosed in Current Report on Form 8K filed November 2, 2007, on October 31, 2007 we entered into a Master Term Loan Agreement with Randolph M. Pentel, the Chairman of our Board of Directors and our largest shareholder, pursuant to which we could borrow up to an aggregate amount of $750,000 (“Term Loan Agreement”). On December 4, 2007, we entered into Amendment Number 1 to the Master Term Loan Agreement increasing the principal amount available from $750,000 to $1,000,000, as was disclosed in the Current Report on Form 8-K filed on December 4, 2007.

On January 28, 2008 we entered into Amendment Number 2 to the Master Term Loan Agreement increasing the principal amount available from $1,000,000 to $1,250,000. At the same time we borrowed $20,000 under the Master Term Loan Agreement, as amended, pursuant to a promissory note having a term of one year from the date of the advance and bearing interest at 9.5% per annum. Interest will be accrued and paid when this loan matures. The foregoing description is qualified in its entirety by reference to the Amendment Number 2 to Term Loan Agreement and promissory note that appear as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d)	See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOURCE FINANCIAL, INC. (Registrant)

Date:	January 31, 2008	By:	/s/ Steven E. Reichert
Name: Steven E. Reichert
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment Number 2 to Loan Agreement between the Registrant and Randolph M. Pentel, dated January 28, 2008.

10.2	Promissory Note.